UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2008

Business.vn, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-1084370
(Commission File Number)

88-0355407
(IRS Employer Identification No.)

9449 Balboa Ave, Suite 103
San Diego, CA 92123
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (888) 566-9879

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Business.vn, Inc.

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

          On April 22, 2008 Business.vn, Inc. ("Registrant") and IR.VN, LLC, a California limited liability company ("IR.VN"), entered into a consulting agreement ("Agreement") for the provision of investor relations services as described in the Agreement. The Agreement provides that Registrant will pay IR.VN the sum of $5,000 per month for its services, plus a 3 year warrant to purchase an additional 200,000 restricted shares of the Registrant's stock at $0.50 per share. The Agreement terminates April 30, 2009.

Item 1.02 Termination of a Material Definitive Agreement

          On April 22, 2008 Business.vn, Inc. ("Registrant") and IR.VN, LLC, a California limited liability company ("IR.VN"), mutually agreed to terminate the Consulting Agreement dated September 11, 2007 to facilitate the making of a new agreement. No early termination fees were incurred.

          The following exhibit is filed as a part of this report:

EXHIBIT NUMBER	DESCRIPTION	LOCATION
10.1	Material Agreement	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS.VN, INC.
(Registrant)

Date:  04/22/08

/s/ Sheldon Silverman
Sheldon Silverman, Chief Executive Officer